SECOND AMENDMENT TO
MASTER REPURCHASE AGREEMENT
THIS SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT (the “Amendment”), dated as of January 9, 2014, is made and entered into among PULTE MORTGAGE LLC (the “Seller”), COMERICA BANK (“Comerica”), as agent (in such capacity, the “Agent”) and a Buyer, and the other financial institutions from time to time signatories thereto (the “Buyers”).
RECITALS:
A.    The Agent, the Seller and the Buyers are parties to that certain Master Repurchase Agreement dated as of September 28, 2012, as amended by a First Amendment dated September 13, 2013 (as amended or otherwise modified from time to time, the “Repurchase Agreement”).
B.    The Agent, the Seller and the Buyers now desire to further amend certain provisions of the Repurchase Agreement as set forth herein.
AGREEMENT:
In consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all parties hereto agree as follows:
1.Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
2.    Pursuant to Section 2.6(a) of the Repurchase Agreement, Seller has given Agent written notice to reduce the Maximum Aggregate Commitment, ratably, by $50,250,000.00, to $99,750,000.00 effective as of the date of this Amendment. To reflect the foregoing, the definition of Maximum Aggregate Commitment and Schedule BC are amended as set forth below.
3.    The definition of “Liquidity” in Section 1.2 of the Repurchase Agreement is amended to read in its entirety as follows:
“Liquidity” means, as of any date of determination, (a) the market value, as reasonably determined by Agent, of all cash or Cash Equivalents (including any amounts held in the Funding Account, Operating Account or Income Account), beneficially owned by Seller as of such date and which are not subject to any pledge, security interest, lien, mortgage, hypothecation or other encumbrance, except (i) in favor of Agent to secure the Obligations, and (ii) in the case of cash deposits held in a deposit account at a financial institution (other than Agent), in favor of such financial institution to secure deposit account-related liabilities arising in the ordinary course so long as Seller has the unrestricted right, at any time, to access, withdraw, assign or transfer such deposits, and such deposits are not subject to any account control agreement or other agreement under which such rights are or can be restricted (other than in favor of the Agent), plus (b) the amount by which the aggregate Purchase Value of all Purchased Loans at such time exceeds the aggregate Purchase Price outstanding for all Open Transactions at such time, provided, however, for purposes of this paragraph (b), the “Purchase Value” of Purchased Loans shall not be reduced by the proviso in subparagraph (i) of paragraph (b) of the definition of “Purchase Value.”
4.    The definition of “Maximum Aggregate Commitment” in Section 1.2 of the Repurchase Agreement is amended to read in its entirety as follows:
“Maximum Aggregate Commitment” means the maximum Aggregate Outstanding Purchase Price that is allowed to be outstanding under this Agreement on any day, being the amount set forth in Schedule BC in effect for that day, as it may be decreased and increased pursuant to Section 2.6. The Maximum Aggregate Commitment on January 9, 2014, being the date of the Second Amendment to this Agreement, is Ninety Nine Million Seven Hundred Fifty Thousand and 00/100 Dollars ($99,750,000.00).
5.    Schedule BC of the Repurchase Agreement is amended and restated by Schedule BC attached hereto.
6.    Paragraph (7) of Schedule EL to the Repurchase Agreement is amended and restated to read in its entirety as follows:
“(7)    Reserved.”

7.    Paragraph (15) of Schedule EL to the Repurchase Agreement is amended and restated to read in its entirety as follows:
“(15)    That has a loan to value ratio greater than eighty percent (80%) unless such Mortgage Loan is guaranteed by VA or is insured by FHA or private mortgage insurance provided by a provider acceptable to the Agent provided, however, that a Conforming Mortgage Loan or Jumbo Mortgage Loan may have a loan-to-value ratio greater than 80% (but not more than 100%), so long as the portion of such Conforming Mortgage Loan or Jumbo Mortgage Loan in excess of 80% of the value of the related Mortgaged Premises is covered by mortgage insurance acceptable to Agent.”

8.    Reassertion of Representations and Warranties, No Default. The Seller hereby represents and warrants that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Repurchase Agreement are true, correct and complete in all material respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Repurchase Agreement, and (b) no Default or Event of Default has occurred and is continuing.
9.    Authority, No Conflict, No Consent Required. The Seller represents and warrants that the Seller has the limited liability company power and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of this Amendment by proper limited liability company action and none of the agreements contained herein contravene or constitute a default under any material agreement, instrument or indenture to which the Seller is a party or a signatory or any provision of the Seller’s Articles of Organization, Operating Agreement or any requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Seller or any of its property except, if any, in favor of the Buyers. The Seller represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Seller of this Amendment or the performance of obligations of the Seller herein described, except for those which the Seller has obtained or provided and as to which the Seller has delivered certified copies of documents evidencing each such action to the Buyers.
10.    No Adverse Claim. The Seller hereby warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give the Seller a basis to assert a defense, offset or counterclaim to any claim of the Agent or the Buyers with respect to the Seller’s obligations under the Repurchase Agreement as amended by this Amendment.
11.    Conditions Precedent. The effectiveness of the amendments hereunder shall be subject to satisfaction of the following conditions precedent:

(a)	Receipt by the Agent of this Amendment duly executed by the Seller, the Agent and the Buyers.
12.    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Repurchase Agreement and the other Repurchase Documents and except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.
13.    Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.
14.    Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, are hereby amended so that any reference in such Repurchase Documents to the Repurchase Agreement shall mean a reference to the Repurchase Agreement as amended and modified hereby.
15.    Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan as applicable to the Repurchase Agreement.
16.    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Buyers.
17.    Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

18.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
19.    ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
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In witness whereof the parties have caused this Amendment to be executed as of the date first written above.
PULTE MORTGAGE LLC
as Seller and Servicer

By: \s\ Scott E. Harris
Name: Scott E. Harris
Title: SVP/CFO

Signature Page to Second Amendment to Master Repurchase Agreement
(3061063)

COMERICA BANK
as Agent, Lead Arranger and a Buyer

By: \s\ Trey Worley
Name:     Trey Worley
Title:     Senior Vice President

Signature Page to Second Amendment to Master Repurchase Agreement
(3061063)

BMO HARRIS BANK N.A.

By:    \s\ Catherine Blaesing
Name:     Catherine Blaesing
Title:     Director

Signature Page to Second Amendment to Master Repurchase Agreement
(3061063)

ASSOCIATED BANK, N.A.

By:    \s\ Jamie Boney
Name:     Jamie Boney
Title:     Vice President

Signature Page to Second Amendment to Master Repurchase Agreement
(3061063)

WESTERN ALLIANCE BANK

By:    \s\ Albert Thuma
Name:     Albert Thuma
Title:     VP Specialty Lending

Signature Page to Second Amendment to Master Repurchase Agreement
(3061063)

SCHEDULE BC
TO Master Repurchase Agreement

The Buyers’ Committed Sums
(in dollars)

Buyer	Committed Sum
Comerica Bank	$46,550,000
BMO Harris Bank N.A.	$23,275,000
Associated	$16,625,000
Western Alliance	$13,300,000

Maximum Aggregate Commitment	$99,750,000